UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 28, 2021

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Executive Officer Appointments. On July 1, 2020, German American Bancorp, Inc. (the “Company”) announced several changes to its executive management group as part of an ongoing executive succession plan. Specifically, at its June 28, 2021 meeting, the Board of Directors of the Company (the “Board”) made the following appointments, each to become effective as of January 1, 2022: (a) Mark A. Schroeder will become Executive Chairman of the Company; (b) D. Neil Dauby will become the Company’s President and Chief Executive Officer; and (c) Bradley M. Rust will become the Company’s Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer.

Mr. Schroeder currently serves as the Company’s Chairman and Chief Executive Officer. In his new role as Executive Chairman, Mr. Schroeder will serve in a senior advisory capacity in anticipation of his expected retirement as an executive officer and employee of the Company during the second quarter of 2022. It is expected that Mr. Schroder will continue to serve as chairman of the Company’s Board until the completion of his current term, which is scheduled to expire at the Company’s 2023 Annual Meeting of Shareholders.

Since January 1, 2021, Mr. Dauby has served as the Company’s President and Chief Operating Office, with direct responsibility for all facets of the Company’s operations. Prior to that, Mr. Dauby served as the Company’s Executive Vice President and Chief Commercial Banking Officer.

Mr. Rust currently serves as the Company’s Senior Executive Vice President and Chief Financial Officer. In his expanded role as Chief Operating Officer, Mr. Rust will assume more extensive involvement in the executive oversight of the operations of the Company’s business units, as well as continuing in his present role as Chief Financial Officer with responsibility for the Company’s accounting and finance functions, including mergers and acquisitions, institutional research and shareholder relations.

Additional information relating to the background and business experience for each of Messrs. Schroeder, Dauby and Rust (each, an “Executive Officer” and collectively, the “Executive Officers”) is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2021 (the “Company’s 2021 Proxy Statement”), under the heading “Our Executive Officers” (with respect to Messrs. Dauby and Rust) and the “director biography” section (with respect to Mr. Schroeder), all of which information is incorporated herein by reference.

Other than existing compensatory arrangements between each Executive Officer and the Company, as described in the Company’s 2021 Proxy Statement, in connection with the above succession appointments: (i) there are no arrangements or understandings between the Executive Officer and any other person; (ii) no material plan, contract or arrangement has been entered into with the Executive Officer, and no such plan, contract or arrangement with the Executive Officer has been materially amended; and (iii) no grant of any award to the Executive Officer or modification of an existing award has been made. Moreover, none of the Executive Officers has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, none of the Executive Officers has a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

A copy of the Company’s press release, dated July 1, 2021, announcing the executive officer changes and the appointment of Mr. Dauby to the Board (as discussed below), is attached to this Form 8-K as Exhibit 99.1.

(d) Director Appointment. Also, on June 28, 2021, D. Neil Dauby was appointed to the Board for a term commencing on July 1, 2021 and expiring at the Company’s 2022 Annual Meeting of Shareholders. Prior to making such appointment, the Board increased its size from 12 to 13 members, with the related vacancy being added to the class of directors whose terms expire at the 2022 Annual Meeting.

Mr. Dauby is currently the President and Chief Operating Officer of the Company. As an executive officer and employee of the Company, he will not receive any additional or separate compensation as a director. Further, Mr. Dauby has not entered into any material plan, contract, or arrangement in connection with his appointment as a director. In addition, Mr. Dauby is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release, dated July, 2021, issued by German American Bancorp, Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Compensatory plan or arrangement.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer